EXHIBIT (99.1)

EASTMAN KODAK COMPANY

Media Contact:
Christopher Veronda, Kodak, +1 585-724-2622, christopher.veronda@kodak.com

Kodak Focuses Consumer Business
On More Profitable Growth Opportunities

Plans to phase out dedicated capture devices business

ROCHESTER, N.Y., Feb. 9 – Eastman Kodak Company (the “Company”) (OTB: EKDKQ.PK) announced today that, as a result of its ongoing strategic review process and commitment to drive sustainable profitability through its most valuable business lines, it plans to phase out its dedicated capture devices business – comprising digital cameras, pocket video cameras and digital picture frames – in the first half of 2012. Kodak will instead expand its current brand licensing program, and seek licensees for cameras. Following this decision, Kodak’s Consumer Business will include online and retail-based photo printing, as well as desktop inkjet printing.

Kodak has contacted its retail partners, and is working closely with them to ensure an orderly transition. Kodak will continue to honor all related product warranties, and provide technical support and service for its cameras, pocket video cameras and digital picture frames.

“For some time, Kodak’s strategy has been to improve margins in the capture device business by narrowing our participation in terms of product portfolio, geographies and retail outlets. Today’s announcement is the logical extension of that process, given our analysis of the industry trends,” said Pradeep Jotwani, President, Consumer Businesses, and Kodak Chief Marketing Officer.

Upon completion of the phase out, Kodak expects to achieve annual operating savings of more than $100 million. Kodak expects to incur a charge related to separation benefits of approximately $30 million resulting from the exit of the business. In addition to its Consumer Businesses segment, Kodak has a Commercial Businesses segment that includes the Digital and Functional Printing, Enterprise Services and Solutions, and Graphics, Entertainment and Commercial Films units. Kodak’s digital businesses now comprise approximately three-fourths of total revenues.

Kodak continues to have a strong position in the personal imaging market.  While photos are increasingly taken on multi-function mobile devices, Kodak technology makes it easy for consumers to produce a broad range of photo products, anywhere, anytime – from prints to photobooks, photo greeting cards and personalized calendars. These items can be made on Kodak products, with Kodak quality at retail, at home, and ordered for delivery to home.

Kodak’s continuing consumer products and services will include:

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Retail-based photo kiosks and digital dry lab systems, a market in which Kodak is the clear worldwide leader. Kodak pioneered the retail-based kiosk market, and the company now has more than 100,000 kiosks and order stations for dry lab systems around the world, with some 30,000 of those units connected to the most popular photo-sharing sites.

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Consumer inkjet printers, where Kodak has outpaced overall market growth for several years. Kodak consumer inkjet printers provide consumers with high-quality output and the lowest total ink replacement cost. Consumers can send documents and photos to Kodak printers from anywhere, using any web-connected device.

•	Kodak apps for Facebook, which make it easy for consumers to obtain photo products using photos from their Facebook albums.
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Kodak Gallery (www.kodakgallery.com), a leading online digital photo products service. Kodak Gallery enables consumers to share their photos, and offers product and creation tools that enable people to do more with their photos.

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The Kodak camera accessories and batteries businesses. These products are universally compatible with all camera brands, and extend into other consumer product segments such as charging units for smartphones.

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The traditional film capture and photographic paper business, which continues to provide high-quality and innovative products and solutions to consumers, photographers, retailers, photofinishers and professional labs.

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CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes "forward–looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or business trends, and other information that is not historical information. When used in this document, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward–looking statements. All forward–looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described under the heading "Risk Factors" in the Company's most recent annual report on Form 10–K under Item 1A of Part 1, in the Company's most recent quarterly report on Form 10–Q under Item 1A of Part II and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the ability of the Company to continue as a going concern, the Company's ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases, Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general, the length of time the Company will operate under the chapter 11 cases, risks associated with third party motions in the chapter 11 cases, which may interfere with the Company's ability to develop and consummate one or more plans of reorganization once such plans are developed, the potential adverse effects of the chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects, the ability to execute the Company's business and restructuring plan, increased legal costs related to the Bankruptcy Filing and other litigation, our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our digital imaging patent portfolios within our plan, the Company's ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt; the Company's ability to manage contracts that are critical to its operation, to obtain and maintain appropriate terms with customers, suppliers and service providers, to maintain product reliability and quality, to effectively anticipate technology trends and develop and market new products, to retain key executives, managers and employees, our ability to successfully license and enforce our intellectual property rights and the ability of the Company's non-U.S. subsidiaries to continue to operate their businesses in the normal course and without court supervision. There may be other factors that may cause the Company's actual results to differ materially from the forward–looking statements. All forward–looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.